UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2021

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, The AZEK Company Inc. (the “Company”) announced that Ralph Nicoletti will retire as Chief Financial Officer effective August 16, 2021 and will be succeeded by Peter Clifford.  Mr. Nicoletti will continue working with the Company in a consulting capacity through September 30, 2021 to support the leadership transition.

In connection with Mr. Nicoletti’s retirement, on July 19, 2021, the Company and Mr. Nicoletti entered into a Transition Agreement and Release (the “Transition Agreement”), pursuant to which Mr. Nicoletti has agreed to continue as Chief Financial Officer through August 16, 2021 and provide consulting services through the end of fiscal 2021.  The Transition Agreement provides for consulting fees equal to $21,667 per month during the consulting period, pro-rated for any partial month, and that Mr. Nicoletti will remain eligible to receive his annual incentive bonus for fiscal 2021. In addition, the Transition Agreement provides for continued vesting of Mr. Nicoletti’s unvested restricted shares, stock options and restricted stock units as if Mr. Nicoletti remained employed through each applicable vesting date, provided that any unvested performance based restricted stock units shall vest on a pro-rata basis through the consulting period and based on actual performance achieved.  The Transition Agreement also provides that the unpaid portion of Mr. Nicoletti’s cash award granted in connection with the Company’s June 2020 initial public offering will vest on commencement of the consulting period.

The Company’s obligations under the Transition Agreement are subject to Mr. Nicoletti’s (i) release of claims against the Company as set forth in the Transition Agreement, (ii) continued employment in good standing until August 16, 2021, (iii) continued service in good standing through the consulting period and (iv) continued compliance with the restrictive covenants contained in the Transition Agreement, including perpetual nondisclosure and non-disparagement covenants and covenants concerning non-competition and non-solicitation of employees, each of which apply during the transition period and for twenty-four months thereafter.  In addition, Mr. Nicoletti has agreed that he will not work in any full-time position as chief financial officer of any public company prior to the vesting and settlement of all unvested equity awards under the Transition Agreement.  If Mr. Nicoletti’s services are terminated by the Company without cause before September 30, 2021, then Mr. Nicoletti will remain eligible to receive the equity award vesting and cash award payment described above.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Agreement and Release, dated as of July 19, 2021, by and between The AZEK Company Inc. and Ralph Nicoletti

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AZEK Company Inc.

Date: July 19, 2021	By:	/s/ Paul J. Kardish
Paul J. Kardish
Senior Vice President and Chief Legal Officer